UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2003

SIMULA, INC.

(Exact name of registrant as specified in its chapter)

Arizona	1-12410	86-0320129

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7822 South 46th Street	Phoenix, Arizona	85044

(Address of principal executive offices)		(Zip Code	)

Registrant’s telephone number, including area code: (602) 643-7233

2625 South Plaza Drive, Suite 100, Tempe, Arizona      85282
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On November 6, 2003, Simula, Inc., an Arizona corporation (the “Company”), announced that it is close to completing its proxy statement for the proposed merger with Armor Holdings, Inc., a Delaware Corporation (“Armor”), and expects to distribute the proxy to shareholders in the near future in connection with a special shareholders meeting to be held in early December. The actual amount of the merger consideration that will be paid by Armor to the Company’s shareholders in connection with the merger will be determined shortly before the date of the Company’s meeting and is subject to numerous variables that affect the final calculation of the total merger consideration. Provided that the closing of the merger occurs prior to December 31, 2003, the Company’s management currently estimates that a reasonable projection of the total merger consideration payable by Armor to the Company’s shareholders will range from approximately $39 million to $44 million, or from approximately $2.90 per share to $3.25 per share. This projected range is based on the Company’s calculations and internal projections, which are subject to numerous variables, that as of September 30, 2003, the total merger consideration would have been $3.27 per share and the Company’s estimate that as of December 1, 2003 the total merger consideration will be $3.13 per share. Please note, however, that these estimated projections are subject to adjustments, and there is no floor, or minimum, on the merger consideration to be paid by Armor for each share of the Company’s common stock under the merger agreement. More complete information will be available in the Armor Holdings registration statement on Form S-4 and the Company’s proxy statement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are included pursuant to Item 601 of Regulation S-K.

No.	Description

99.1	Press Release, dated November 6, 2003, issued by Simula, Inc. to amend Simula’s 2003 first and second quarter reports on Form 10-Q

Item 12. Results of Operation and Financial Condition.

The Company announced that it is filing amendments to its Form 10-Q for the periods ended March 31, 2003 and June 30, 2003. Certain transaction costs incurred in connection with the merger with Armor and an earlier sale of the automotive safety business had been previously capitalized in the financial statements contained in such Forms 10-Q. The financial statements have been amended to more appropriately reflect the merger and transaction costs as expensed during the period incurred. The March 31, 2003 financial statements have been amended to expense the capitalized transaction costs in the amount of $144,057. The June 30, 2003 financial statements also have been amended to expense the capitalized transaction costs in the amount of $449,833 and $593,890 for the three-month and six-month periods ended June 30, 2003, respectively. The Company had previously recorded net losses of ($1,177,837) as of March 31, 2003 and ($1,751,202) and ($2,929,037) for the three-month and six-month periods ended June 30, 2003, respectively. The amended net losses are ($1,321,894) as of March 31, 2003 and ($2,201,035) and ($3,522,927) for the three-month and six-month periods ended June 30, 2003, respectively. Additionally, it is noted that the merger consideration to be paid to Simula shareholders will not be impacted by the accounting changes to previously reported results, as the merger consideration formula is not based on historical results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULA, INC.

Dated: November 6, 2003	/s/ Bradley P. Forst

Chief Executive Officer

EXHIBIT INDEX

Exhibits. The following exhibit is included pursuant to Item 601 of Regulation S-K

No.	Description

99.1	Press Release, dated November 6, 2003, issued by Simula, Inc. to amend Simula’s 2003 first and second quarter reports on Forms 10-Q